Exhibit 10.2*


                                VENDOR AGREEMENT

         This agreement made this 25th day of October 1993 by an between Market America, Inc., a Delaware Corporation domiciled in North Carolina and hereinafter referred to as "MA" and ISOTONIX(r) CORPORATION whose principal office is located at [Confidential Information] and hereinafter referred to as "Supplier."

                                   WITNESSETH

         WHEREAS, MA is a direct sales company in the business of marketing through independent distributors using a proprietary marketing plan, various products and services;

         WHEREAS, Supplier is a Formulator and Supplier of the following products which MA is desirous of marketing under a private label arrangement:

         ISOTONIX(r) trademarked vitamins in an isotonic capable formulation.

         WHEREAS, the parties desire to set forth in writing the terms of their arrangement in order to define the rights, responsibilities and obligations of each party, and to protect the parties' respective interests.

         NOW THEREFORE, in consideration of the mutual covenants continued herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to and are legally bound as follows:

         1. Supplier shall supply and sell to MA the following products consistent with the terms and conditions herein:

         Isotonic formulated vitamins under a licensing agreement to use the trade mark ISOTONIX(r). Formulas are proprietary formulations of Isotonix(r) Corporation. Available formulations: Vitamin B12 with Folic Acid; Vitamin C; Calcium in an isotonic capable formula; Vitamin B Complex with Vitamin C; Multi-Vitamin with Multi-Mineral; and an "antioxidant" vitamin formula.

         2. The trade name of each product is listed below:

                  Trade Name             Description
                  ----------             -----------

                  ISOTONIX(r)            All specific isotonic formulations
                                         which carry the ISOTONIX(r) trademark.

         3. Supplier has registered the following trade names of products listed above as a registered trademark or has applied for registration of Trademark with the

* The portions of Exhibit 10.2 marked "[Confidential Information]" have been omitted from this copy and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and an Application for Confidential Treatment thereunder.

Commission of Patents and Trademarks, United States Patent and Trademarks Office and will provide MA a copy of said application or registration.

         ISOTONIX(r)

         4. [Reserved.]

         5. MA is licensed to market Isotonix(r) Corp.'s products under a separate Licensing and Confidentiality Agreement, Exhibit "B" hereto.

         6. The specification and description of each product to be sold to MA and governed by this agreement are attached hereto as "Exhibit A."

         7. Supplier ____ shall XX shall not provide promotional and sales literature to MA for its distributors and or MA to promote the product. If Supplier shall provide promotional and sales literature to MA, Supplier shall provide the following literature:

         NA  Camera ready mechanicals for printing
         NA  Finished printed literature ready for distribution

of the following pieces.

         Description                Quantity                     Delivery Date
         -----------                --------                     -------------
              NA                       NA                              NA

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

         NA MA will not be charged for printing of literature

         NA MA will be charged actual printing invoice of literature above the initial promotional literature.

         The following quantity of promotional literature will be provided to MA to insert in newsletters, include in mailings, or to hand out at meetings to introduce and test market Supplier's products free of charge:

        Description of Literature                   Gratis Promotional Quantity
        -------------------------                   ---------------------------
       NA
          ---------------------------------------------------------------------

-------------------------------------------------------------------------------

         8. If Supplier is not providing finished printed literature or camera ready mechanicals for literature printing. Supplier agrees to cooperate with MA in the development of necessary literature by providing technical advice, photographs, diagrams, pictures, available endorsements or testimonials, or other necessary information in the development of product, promotional, or sales literature:

         9. Supplier shall make a cassette audio tape stating the sales features, special benefits, technical information, and answers to most commonly asked questions concerning the products provided by the Supplier. Additionally the cassette audio tape shall include suggested tips on how to sell or market the Supplier's products. Said tape may be in any of the following formats: a narration from a script, a live seminar or presentation, an interview in a question answer format. This shall be done at no additional cost to MA and shall be subject to review and final approval by MA. MA shall be responsible for final editing and duplication of tape. MA shall cooperate in providing advice and input in making tape as well as providing an interview if necessary.

         10. Supplier shall be available to appear at no less than (4) four company conventions per year when requested with sufficient notice (sixty days) provided Supplier does not have a schedule conflict at the time of notification meeting date.

         Special Provisions: MA shall pay for travel expenses to said meeting.

         11. Supplier agrees that MA shall be permitted to use and make the following special representations, claims, or use of endorsements, or materials and Supplier warrants the legal and permissibility of aforesaid representations:

         Anything provided in writing or on tape recordings by [Confidential Information] or Isotonix(r) Corporation. Any specific representations submitted to [Confidential Information]/Isotonix(r) Corporation for approval, and thereafter approved in writing by Isotonix(r) Corp. or its duly authorized agent.

         12. MA shall place P.O.'s with Supplier on a monthly basis. Supplier shall ship P.O.'s: sixty (60) days maximum lead time for delivery (after receipt of deposit and labels) is required by MA.

                  A).   ____ Directly to distributors listed on P.O.
                  B).   XX   Directly to MA's designated address on P.O. for
                             reshipping

         MA to directly negotiate with Manufacturer terms and conditions of shipment.

         If product must be repacked for shipping MA shall be charged NA per unit being shipped by Supplier.

         Special Provisions _________________________________________________

         13. The price of product shall be as follows:

                  Description                          Quantity                              Unit Price
                  -----------                          --------                              ----------

                  Isotonix(r) vitamin products         a quaterly minium of                  $[Confidential In-
                  excepting "antioxidant formula       [Confidential Information];           formation] pr bot-
                                                       a minimum of [Confidential            tle including [Confi-
                                                       Information] bottles per              dential Information]
                                                       formulation

                  antioxidant formula                                                        $[Confidential In-
                                                                                             formation] per
                                                                                             bottle including
                                                                                             [Confidential In-
                                                                                             formation]

         MA will pay in advance for [Confidential Information].

         14. MA shall be entitled to the following additional volume discounts based on the following volumes and the prices in number 14 above shall be adjusted accordingly:

Description       Unit Price                   Case Price
-----------       ----------                   ----------

                  To be negotiated between the parties

         15. Supplier shall carry product liability insurance with a face value of not less than $1,000,000 per incident. Supplier shall provide MA a copy of said insurance within 30 days of execution of this agreement. Supplier warrants that they are covered by product liability insurance at the time of execution of this agreement. Supplier agrees to have their insurance carrier name MA on the policy as a co-insured, distributor of products or listed on an applicable rider to the policy within (30) days of execution of this agreement.

         16. Supplier grants to MA the exclusive distribution rights of said products consistent with the following terms and conditions:

         Governed by a separate Licensing and Confidentiality Agreement attached hereto as Exhibit "B" and incorporated herein by reference.

         17. Supplier agrees not to duplicate, simulate, or copy MA's marketing plan or to go to any venture, enterprise, or business directly or through a third party utilizing MA's binary marketing plan as defined in MA's official company literature. Supplier expressly agrees that the MA marketing plan is proprietary to MA.

         18. Supplier or its principals from time to time may have access to confidential or proprietary information of MA. Supplier and its principals agrees and acknowledges that the MA marketing plan, client list, distributor list, records, genealogy reports, computer programs, information on the working of the marketing plan, internal memoranda, product sources, product pricing, product suppliers, and legal information and documents are proprietary information and trade secrets of MA. Supplier and its principals agrees to keep all of the above MA trade secrets and proprietary information confidential and not to disclose it to any third party that could bring harm to MA or anyone entering into competition with MA. It is further agreed that said materials and information are made available under law for Suppliers and its principals to protect MA's interest in handling said information and materials. Supplier will not use the confidential or proprietary information, property or trade secrets in any way for their own personal gain during the term of this agreement or after termination of this contract. Breach of this covenant would entitle MA to a restraining order in a court of competent jurisdiction and to damages.

         19. Supplier and its principals agree not to solicit, approach, recruit or involve in anyway, personally or though another party and MA distributor or customer into any other venture, marketing plan, MLM program or business or give the names obtained by Supplier from MA to any other entity or person who might do the same or sell products or services directly or through a third party to any MA distributor for a period of one (1) year from the termination of this agreement in writing by one of the parties.

         Additional, Supplier hereby agrees that for a period of two (2) years from the date of termination of this agreement or two (2) from date of conclusion of the last transaction between the parties whichever date is later, neither Supplier nor Supplier's employees, agents, consultants, corporations, divisions, subsidiaries or partnerships (or other groups over which Supplier has authority or control) will make any contact with or enter into any transaction of a Money nature with any MA distributor which has been introduced to Supplier by MA without consent of MA and the presence of a written agreement executed between Supplier and MA concerning renumeration to be paid to MA.

         20. Supplier shall not market its product or a similar product or service under the name ISOTONIX(r) per the Licensing and Confidentiality Agreement attached as Exhibit "B" to any other person, entity, organization, or company other than MA for a period of 90 days from execution of this agreement after which time Number 17 of this agreement shall control exclusivity. customers at no additional charge to Market America.

         21. This agreement shall be binding and inure to the benefit of the parties and their legal representatives.

         22. All provisions of this agreement are severable and invalidation by a court of competent jurisdiction of one or more provisions does not operate to invalidate the entire agreement.

         23. This agreement shall be governed and construed under the laws of the state of North Carolina and any claim of conflict out of this agreement shall be adjudicated in a court of competent jurisdiction.

         24. This agreement constitutes the full understanding of the parties. There are no other agreements or understandings, whether oral or written, that may in any way alter, modify, amend, or otherwise change this agreement.

         25. This agreement can only be added to, amended to, modified, changed, or portions deleted by written documentation duly executed by both parties.

         IN WITNESS WHEREOF, this agreement has been executed by the parties signing below on the date first above mentioned.

         For Market America, Inc. (MA)

                         by    /s/   James H. Ridinger
                               ----------------------------
                               President, James H. Ridinger

                     attest    /s/   Loren Ashley Ridinger    (seal)
                               ----------------------------

                               /s/  [Confidential Information], President
              For Supplier:    [Confidential Information], President
                               ------------------------------------------
                                             Name

                               Isotonix(r) Corporation

-------------------------------------------------------------------------------
         Street                 City                         State        Zip

                                          P.O. Box [Confidential Information]
                                          [Confidential Information]

by      [Confidential Information]
        ----------------------------
title   President
        ----------------------------
name
        ----------------------------
by
        ----------------------------

                         EXHIBIT "A" TO VENDOR AGREEMENT
                             Product Specifications


Isotonix(r) Vitamins (active ingredients):

         Product Name                               Amount           %USRDA
         ------------                               ------           ------

A.       Vitamin B12 with Folic Acid
         ---------------------------
              Vitamin B12 (Cobolamin)             120.0 mcg            2,000
              Folic Acid                          400.0 mcg              100

B.       Vitamin C Power
         ---------------
              Vitamin C (Ascorbic Acid)           500.0 mcg              833

C.       Calcium Plus
         ------------
              Calcium                             150.0 mg                15
              Magnesium                            40.0 mg                10

D.       B Complex with Vitamin C
         ------------------------
              Vitamin B1 (Thiamine HC1)             3.0 mg                200
              Vitamin B2 (Riboflavin)               3.0 mg                175
              Niacin (Niacinamide)                 40.0 mg                200
              Vitamin B6 (Pyrodoxine HC1)           4.0 mg                200
              Vitamin B12 (Cobalamin)              12.0 mcg               200
              Folic Acid                          400.0 mcg               100
              Biotin                              150.0 mcg                50
              Pantothenic Acid (Calcium
                d-Pantothenate)                    20.0 mg                200
              Vitamin C (Ascorbic Acid)            60.0 mg                100

E.       Anti-Oxidation Vitamin Combination
         ----------------------------------
              Beta Carotene                    10,000.0 I.U.              200
              Vitamin E                            60.0 I.U.               --
              Vitamin C                           300.0 mg                500
              Selenium (Amino Acid Gluconate)     100.0 mcg                --

Page 2



F.       Multi-Vitamin/Multi-Mineral
         ---------------------------

         Vitamin A (Palmitate, Beta Carotene)   7,500.0 I.U              150
         Vitamin B1 (Thiamine HC1)                  2.6 mg               175
         Vitamin B2 (Riboflavin)                    3.0 mg               175
         Niacin (Niacinamide)                      40.0 mg               200
         Vitamin B6 (Pyrodoxine HC1)                4.0 mg               200
         Vitamin B12 (Cobalamin)                   15.0 mcg              250
         Folic Acid                               400.0 mcg              100
         Biotin                                   150.0 mcg               50
         Pantothenic Acid (Calcium
           d-Pantothenate)                         10.0 mg               100
         Vitamin C (Ascorbic Acid)                120.0 mg               200
         Vitamin E (Acetate)                       15.0 I.U.              50
         Calcium (Carbonate)                       50.0 mg                 5
         Chromium (Amino Acid Chelate)             25.0 mcg               --
         Copper (Gluconate)                       200.0 mcg               10
         Iodine (Potassium Iodate)                150.0 mcg              100
         Iron (Ferrous Gluconate)                   4.5 mg                25
         Magnesium (Carbonate)                     12.0 mg                 3
         Manganese (Sulfate)                        5.0 mg                --
         Potassium (Bicarbonate)                   99.0 mg                --
         Selenium (Amino Acid Chelate)             25.0 mcg               --
         Silicon (Dioxide)                          2.0 mg                --
         Zinc (Gluconate)                           7.5 mg                50

                                                                  EXHIBIT "B" TO
                                                              VENDOR'S AGREEMENT

                                    AGREEMENT

         AGREEMENT entered into this 25th day of October, 1993, by and between Market America, Inc., a Delaware corporation with a usual place of business in Greensboro, NC, hereinafter referred to as "MAI", and Isotonix(R) Corporation, a [Confidential Information] corporation, with a usual place of business in [Confidential Information], hereinafter referred to as "Isotonix(R)."

         WHEREAS, MAI is in the business of distributing, through multi-level marketing, certain health care products; and

         WHEREAS, Isotonix(R) is the owner of formulas and manufacturing processes for certain health care products and is engaged in manufacturing the same directly or through affiliated pharmaceutical laboratories; and

         WHEREAS, Isotonix(R) is the owner of the trademark "Isotonix(R)" under which it and affiliated predecessors have been distributing its health care products; and

         WHEREAS, the parties desire to enter into an agreement whereby MAI will distribute health care products produced by Isotonix(R). under the trademark of Isotonix(R) and which such agreement requires a degree of trust and confidence between the parties in that Isotonix(R) may have a legitimate business purpose, from time to time, to reveal to MAI, in trust and in confidence, certain formulas, manufacturing processes and other intellectual property of Isotonix(R), necessary for the development, improvement, testing and quality control of certain vitamin preparations, and other health care products; and

         WHEREAS, Isotonix(R) will require from MAI, if said legitimate business purpose to reveal arises, a covenant not to disclose this confidential information relating to Isotonix(R)'s business and trade secrets and certain other covenants; and

         WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their agreements and understandings as to the confidentiality of said protected and proprietary information;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.0      ORDERING, PRICING, DELIVERY

         1.1      Exclusive Right to Trademark

Provided MAI meets the minimum purchase requirements set forth in Exhibit "A", and as amended from time to time, it shall have the right, by license as set forth in Section 2 hereof, to the exclusive use of the name "Isotonix(R)" for the time as set forth in paragraph 2.6 hereof.

         1.2      Price list

MAI shall pay to Isotonix(R) the prices for said products set forth in Exhibit "A", attached hereto and incorporated herein by reference, which may be amended by a ninety (90) day written notice of intent to increase the price or prices of its products.

         1.3      Payment terms

1.3.1 MAI shall pay fifty percent (50%) upon the placing of each order and the remaining fifty percent (50%) due thereon upon delivery of the order, C.O.D., or by the deposit of an irrevocable Letter of Credit, in a form approved by Isotonix(R) prior to shipment of the order.

1.3.2 Isotonix(R) shall cause to be shipped all products ordered by MAI within sixty (60) days of receipt of each order.

1.3.3 In the event that the order is not shipped within the sixty (60) period provided in sub-paragraph 1.3.2 above, then a "late shipment penalty" of two percent (2%), per week late, of the total cost of the late shipped items.

1.3.4 If the order is more than forty-five (45) days late, MAI shall have the right to cancel the order and be refunded advance monies in full.

1.3.5 Isotonix(R) will not be held responsible for any delay caused by weather, problems of raw material delivery or availability, strikes, or other events that, through no fault of Isotonix(R), cause a delay in the delivery date.

         1.4      Costs of Delivery

1.4.1 Delivery shall be "FOB" [Confidential Information], or such other point of manufacture of the products of equal or lesser distance, and all costs of delivery are to be added to the final payment due Isotonix(R).

1.4.2 MAI shall advise Isotonix(R) of the method of shipment at least three (3) business days prior to scheduled shipment.

         1.5      Labels

MAI shall be responsible for providing labels for products ordered, at the expense of MAI, and in a form approved by Isotonix(R). Isotonix(R) will assist MAI in the design of the label. In the event that said labels are not timely provided to Isotonix(R) at its place of designated manufacture, the required date of performance set forth in paragraph 4 above, shall be tolled and extended until all required labels are received at the point of manufacture. Labels shall meet the requirements of all federal and state law and regulation.

         1.6      Taxes

There shall be added to the invoice price, and MAI shall pay to Isotonix(R) as part of the purchase price hereof, any excise, use, privilege or sales tax, or any other tax or assessment now or hereafter imposed by or under the authority of any federal, state or local law, rule or regulation with respect to the products sold from Isotonix(R) to MAI hereunder. Should seller pay any such taxes or assessment, MAI shall reimburse seller therefor upon demand.

         1.7      Title to Formulas

No right, title or interest in formulas or manufacturing processes of products furnished to MAI by Isotonix(R) shall pass to MAI by virtue of this agreement.

         1.8      Compliance with Regulatory Law

Each party shall strictly observe and comply with all federal, state and local laws, rules and regulations which may govern the manufacture, sale, handling or disposal of the products to be furnished by Isotonix(R). If either party shall be in violation of any said law, rule or regulation, the other party may treat such violation as a breach of this Agreement.

         1.9      Independent Action

This Agreement shall not constitute either party as a representative or agent of the other party, and neither party shall be bound by any acts or omissions of the other party without the express written consent of the party to be bound.

         1.10     Safety of Product

Isotonix(R) warrants that all products are safe for the use of which they are intended and that the manufacture, distribution and/or use of the products are authorized and permitted, and are not prohibited, by any federal, state or local regulation or rule.

         1.11     Representations of Product

1.11.1 MAI shall use reasonable efforts to ensure that its employees, agents, distributors, salespersons, independent contractors, attorneys or anyone acting on behalf of or in association with MAI makes no claims, representations, warranties or other public or private statements or advertisements as to any curative powers or medicinal value of said products, except as allowed by state and federal law or regulation.

1.11.2 Isotonix(R), through its authorized spokesperson, shall from time to time make available literature, printed material, tape recordings and/or video tapes to MAI for promotion of sales of its products, and the statements contained therein may be relied upon by MAI and its agents, distributors, salespersons and independent contractors, and represented by them as applicable to the products involved.

2.0      LICENSING OF TRADEMARK Isotonix(R)

         2.1 Use of Trademark.

The parties hereto agree that Licensee shall have the right to use of Licensor's trademark, Isotonix(R), for the period of time herein specified and under the terms and conditions herein set forth; the Licensee agrees that the Trademark is being used "under license."

         2.2      Compliance with Trademark Laws

         The Licensee will comply with all laws pertaining to trademarks in any jurisdiction where the said Trademark is employed, including compliance with marking requirements.

         2.3      Protection of Good Will

The Licensee shall not permit or condone any of its employees, agents, attorneys, independent contractors or anyone acting on its behalf, from engaging in any activity which would bring discredit upon the said Trademark, or otherwise slander the title thereof during the term of said License.

         2.4      Non-Assignability

The Licensee shall not transfer, pledge, assign, hypothecate, or otherwise encumber, its right and license to use said Trademark without the prior written consent of the Licensor.

         2.5      Indemnification

The Licensee shall hold the Licensor harmless and shall indemnify said Licensor for any costs, expenses, damages or other claim of liability resulting from the Licensee's breach of this Licensing Section.

         2.6      Termination

The License granted herein, shall terminate upon the judicial determination of a breach of any covenant or warranty contained herein or within one (l) year after the shipment of any product ordered, if no further order has been received within that one (1) year period, or in the event of the Licensee's discontinuing to be actively engaged in business.

         2.7      Ownership of Trademark

Licensee (MAI) agrees that Licensor (Isotonix(R)) has the full and exclusive right and title in and to said Trademark, and that this License in and by itself does not confer or convey any right, title or interest in and to said Trademark other than the right to use as provided herein. Licensee further agrees that it will not take any action to contest or impair these rights.

3.0      CONFIDENTIALITY

3.1      Treatment of Confidential Information

         3.1.1 MAI acknowledges that as a result of its association with Isotonix(R) it may become privy to confidential information of a special and unique nature and value, relating to such matters as Isotonix(R)'s trade secrets, formulas and manufacturing processes.

         3.1.2 MAI further acknowledges that any information relating to Isotonix(R) trade secrets, formulas and manufacturing processes received by it from Isotonix(R), or from third-parties acting on behalf of Isotonix(R), and in confidence (or subject to non-disclosure or similar covenants) shall be deemed to be and shall be confidential information within the meaning of this agreement.

         3.1.3 MAI warrants and covenants that it shall use due and diligent care to preserve the confidentiality of said information.

         3.1.4 Disclosure by MAI of any such confidential, protected and proprietary information of Isotonix(R), shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that:

         a. MAI shall first have given prompt notice to Isotonix(R) of any such possible or prospective order or proceeding pursuant to which any such order may result and,

         b. Isotonix(R) shall have been afforded a reasonable opportunity to prevent or limit any such disclosure.

3.2      Definition of Confidential Information.

         3.2.1 For purposes of this Agreement, the term "Confidential Information" shall mean the following materials and information:

         a. production processes, formulation, blending methods and arrangements, purchasing information and pricing policies;

         b. the nature and results of research and development activities, processes, and formulas;

         3.2.2 Failure to mark any of the "Confidential Information" as confidential, proprietary or as protected information, shall not affect its status as part of the "Confidential Information" under the terms of this Agreement.

         3.2.3 For purposes of this Agreement, the term "Confidential Information" shall not include information which is or becomes publicly available without breach of this Agreement; provided however, that MAI hereby acknowledges and agrees that, except as otherwise provided in section 1.0 hereof, if MAI shall seek to disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any "Confidential Information" outside of the permitted uses in this Agreement and in the parent Agreement of even date, MAI shall bear the burden of proving that any such information had previously become publicly available without any such breach.

3.3      Ownership of Information.

         3.3.1 MAI covenants and agrees that all right, title and interest in any and all "Confidential Information" shall, at all times, be and shall remain the exclusive property of Isotonix(R). In the event that said "Confidential Information" is divulged, revealed or otherwise shared as provided herein and in the parent Agreement of even date, the confidential nature of said information is not lost and the right, title and interest in said information remains the exclusive property of Isotonix(R).

3.4      Reasonableness of Restrictions; Severability

         3.4.1 MAI represents and warrants that it has carefully read and considered the provisions of section 3.0 and having done so, agrees that the restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of Isotonix(R), its business, assigns and shareholders.

         3.4.2 The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of the other provisions hereof shall not affect the validity and enforceability of the other provisions hereof. MAI agrees that the breach or alleged breach of any covenant contained in any other agreement, if any, between MAI and Isotonix(R), by either party thereto, or any obligation owed to MAI by Isotonix(R) shall not affect the validity or enforceability of the covenants and agreements of MAI set forth herein.

4.0      BURDEN AND BENEFIT

         4.1 This Agreement shall be binding upon, and shall inure to the benefit of MAI and Isotonix(R), and their respective legal representatives, successors and assigns.

         4.2 The terms of Section 2 (License) and Section 3 (Confidentiality) hereof shall apply to and be binding upon the parties hereto, and their respective agents, employees, officers, directors and anyone affiliated therewith.

         4.3 It is the express intent of the parties hereto that rights and obligations contained in this Agreement shall survive the business relationship of the parties.

5.0      GOVERNING LAW

         5.1 In view of the fact that the principal office of Isotonix(R) is located in the [Confidential Information], it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the [Confidential Information].

         5.2 Whereas the parties hereto have entered into a "Vendor Agreement" concerning the products of Isotonix(R), it is understood and agreed that said Vendor Agreement shall at all times and in all respects be governed by the laws of the State of North Carolina.

6.0      NOTICES

         Any notice required to be given hereunder shall be sufficient if in writing and sent by certified mail, return receipt requested, first-class postage prepaid; as to MAI: 7615 Business Park Drive, Greensboro, NC 27409 as to Isotonix(R): Post Office Box [Confidential Information].

7.0      ENTIRE AGREEMENT

         7.1 Entire Agreement This Agreement contains the entire agreement and understanding by and between MAI and Isotonix(R) with respect to the subject matter herein, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of the Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or shall be deemed a valid waiver of such provision at any other time.


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

         7.2 Non-Assignable This Agreement shall not be assignable without the prior written consent of the parties hereto.

8.0      HEADINGS

         The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

         IN WITNESS WHEREOF, Market America, Inc., and Isotonix(R) Corporation, by their duly authorized representatives, have executed this Agreement as of the day and year first set forth above, as a sealed instrument.

Isotonix(R) Corporation,                    Market America, Inc.,
by,                                         by,


     /S/                                         /S/
-------------------------------------       ---------------------------------
[Confidential Information], President       James H. Ridinger, President


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


             EXHIBIT "A" to Licensing and Confidentiality Agreement

MINIMUM QUOTA AND PRICING:

         MAI agrees and acknowledges that it shall be obligated, under the terms and conditions of this Agreement to which this exhibit is attached, and by the Vendor Agreement attached, to purchase a minimum amount [Confidential Information] bottles of product every three months, ([Confidential Information] annually), and a minimum of [Confidential Information] bottles of any particular formulation or product ordered, as manufactured by Isotonix(R).

         The purchase price, per bottle and per formula, is currently quoted at:

         Vitamin C..................................$ [Confidential Information]
         Vitamin B12 with Folic Acid................. [Confidential Information]
         Calcium in Isotonix(R) capable formulation.. [Confidential Information]
         Vitamin B Complex with Vitamin C............ [Confidential Information]
         Multi Vitamin with Multi Mineral............ [Confidential Information]
         Anti-oxidant Vitamin Formulation............ [Confidential Information]

         Buyer is obligated [Confidential Information], and a [Confidential Information] will be allowed to buyer as product is shipped. Prices for other formulations are available upon request.

         The prices quoted herein are guaranteed for ninety (90) days from the date hereof.

Dated:  October 22, 1993

Acknowledgment:

Market America, Inc.,

by

    /s/ JR
--------------------------


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